UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 20, 2013 (March 19, 2013)

GENERAL DYNAMICS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-3671	13-1673581
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2941 Fairview Park Drive, Suite 100, Falls Church, Virginia	22042-4513
( Address of Principal Executive Offices)	(Zip Code)

(703) 876-3000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced by General Dynamics Corporation (the “Company”) on February 12, 2013, Gerard J. DeMuro, Executive Vice President, Information Systems and Technology, informed the Company of his intent to retire. The Company and Mr. DeMuro have entered into a Retirement Agreement dated March 19, 2013, pursuant to which Mr. DeMuro will retire from the Company effective March 31, 2013. The principal terms of the agreement provide that:

•	Mr. DeMuro will be paid at his current salary through March 31, 2013.

•	Mr. DeMuro will remain eligible to continue his group term life insurance under the Company’s policies by paying the appropriate premiums.

•

Mr. DeMuro’s coverage under the personal excess liability insurance made available to officers will continue through the current policy period ending June 5, 2013. Thereafter, he may continue such coverage by paying the appropriate premiums unless he has commenced employment with a new employer or allowed coverage to lapse.

•	The Company will pay to Mr. DeMuro a retirement payment equal to $710,000.

•

Mr. DeMuro received a cash bonus of $500,000 under the Company’s executive compensation program for service during 2012, paid in accordance with the Company’s executive compensation program (and disclosed in the Company’s current report on Form 8-K filed with the Securities and Exchange Commission on March 11, 2013).

•

For purposes of calculating Mr. DeMuro’s early retirement reductions under the Company’s pension plans, his retirement benefit will be increased to reflect the additional value had he deferred commencement of his pension benefit until the first day of the month following his 62nd birthday.

•	Mr. DeMuro and his eligible dependents may continue to participate in the Company’s medical, dental and vision insurance at active employee rates until December 31, 2013.

•

Unvested grants of restricted stock, performance restricted stock units and stock options held by Mr. DeMuro will not be forfeited and will otherwise remain subject to the terms of the applicable equity compensation plan and award agreement.

•	The Company will provide Mr. DeMuro with financial and tax counseling until April 15, 2014, with an approximate value of $17,000.

•	Mr. DeMuro may obtain outplacement services from the Company’s outplacement services vendor.

In consideration for the benefits under the agreement, Mr. DeMuro agreed to a general release of claims against the Company and customary confidentiality provisions. He has also agreed to remain available to the Company in connection with the investigation or litigation of matters about which he had personal knowledge during his employment and to consult with the Company concerning proposals, contracts and programs over which he had oversight in his position as Executive Vice President, in each case on an hourly basis, subject to limitations.

The foregoing summary of the terms and conditions of the Retirement Agreement is qualified in its entirety by reference to the full text of the agreement, which is attached hereto as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1 Retirement Agreement between Gerard J. DeMuro and General Dynamics Corporation dated March 19, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL DYNAMICS CORPORATION

by	/s/ Kimberly A. Kuryea
Kimberly A. Kuryea
Vice President and Controller
(Authorized Officer and Chief Accounting Officer)

Dated: March 20, 2013